SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 13, 2009
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-131875	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 13, 2009, Zion Oil & Gas Inc. (the “Company”) and Aladdin Middle East Ltd. (“AME”), a Delaware corporation with offices in Wichita, Kansas and in Ankara, Turkey, further amended the drilling contract that they executed on September 12, 2008 pursuant to which AME is arranging for the transportation into Israel of its 2,000 horsepower rig to be used to conduct the drilling contemplated by the Company’s business plan. Under the recently executed amendment, AME has waived the Company’s obligation to furnish to AME a letter of credit in the face amount of $550,000 in support of the rig demobilization. In lieu of such letter of credit, the Company has remitted $300,000 to AME as a pre-payment for services under the drilling contract. The Company expects to deduct the amount of the prepayment from the drilling fees [charges] it will be paying to AME under the drilling contract.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the Amendment No. 2 to the International Daywork Drilling Contract-Land attached hereto as Exhibit 10.1, which are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 (dated as of April 13, 2009) to International Daywork Drilling Contract – Land dated as of September 12, 2008 between Zion Oil & Gas, Inc. and Aladdin Middle East Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: April 16, 2009	By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer